UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 22, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Under the Governance Agreement, dated as of November 19, 2018 by and among Pacific Drilling S.A. (the “Company”) and certain holders of its common shares (the “Governance Agreement”), until the Nomination Termination Time (as defined below), Strategic Value Partners, LLC and its affiliated funds (the “SVP Parties”), the Avenue Parties (as defined in the Governance Agreement), and the Other Lenders (as defined in the Governance Agreement) each had the right to nominate one Class B Director, and each such parties also had the right to fill a vacancy with respect to its Class B Director nominee. The Nomination Termination Time means the first such time that it becomes known to the Company that any of (i) the Avenue Parties (collectively and in the aggregate with each other), (ii) the SVP Parties (collectively and in the aggregate with each other) or (iii) the Other Lenders (collectively and in the aggregate with each other), hold, beneficially or of record, and have the power to vote or direct the voting of, 10% or less of the then issued and outstanding shares of the Company. As previously reported, Donald Platner, the Class B Director proposed by the Other Lenders, and Bouk van Geloven, the Class B Director proposed by the SVP Parties, resigned from the Company’s Board of Directors (the “Board”) effective June 3, 2020 and June 5, 2020, respectively. No replacement nominee was proposed by either the Other Lenders or the SVP Parties.

On June 10, 2020, it became known to the Company that the SVP Parties held, beneficially or of record, and had the power to vote or direct the voting of, 10% or less of the then issued and outstanding shares of the Company, and as a result, the Nomination Termination Time occurred. As a result, the SVP Parties, the Avenue Parties, and the Other Lenders no longer have a right to nominate a director, or to fill any vacancies on the Board. Additionally, as of the Nomination Termination Time, the Board ceased to be classified and each director then in office previously designated as a Class A Director or Class B Director will remain in office as a director until his term expires or until his earlier death, resignation or removal by the shareholders.

On June 22, 2020, the Board appointed Roger B. Hunt and Jeff D. Hunter to serve as directors on the Board effective July 1, 2020, to fill the vacancies resulting from Donald Platner’s and Bouk van Geloven’s resignations. Mr. Hunt will serve on the Board’s compensation committee and Mr. Hunter will serve on the Board’s audit committee. In connection with the declassification of the Board described above, the Board also appointed Mr. Ramineni to serve on the Board’s nominating and corporate governance committee.

There is no arrangement or understanding between either Mr. Hunt or Mr. Hunter and any other person pursuant to which either was appointed as a director. There are no transactions in which Mr. Hunt or Mr. Hunter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Messrs. Hunt and Hunter will be compensated for his services in accordance with the Company’s standard compensation program previously applicable to non-employee Class A Directors, but now applicable to all non-employee directors following the declassification of the Board as described above. Pursuant to this program, which was revised effective July 1, 2020, each of Messrs. Hunt and Hunter will receive an annual cash retainer of $190,000 and an additional annual cash retainer of $15,000 for service on a Board committee, which retainers are subject to the 10% reduction applicable to Board retainer fees approved effective April 1, 2020 and previously disclosed. The revised director compensation program no longer includes equity or deferred cash awards.

Mr. Hunt, age 71, has over 44 years of experience in the contract drilling industry, including rig-based positions in the early stages of his career, project management roles on offshore rig construction projects, and country and regional management roles in multiple international locations. From 2009 to 2014, he served as Senior Vice President of Marketing and Contracts at Noble Corporation plc (NYSE: NE), where he was responsible for global marketing and contracting activities, which duties included developing and executing a fleet modernization program and developing a global marketing team. Prior to that, from 1997 to 2007, Mr. Hunt served as Senior Vice President of Marketing and Contracts for GlobalSantaFe Corporation, a global offshore oil and gas drilling contractor, where he was responsible for marketing and pricing strategy, sales and contract activities, evaluation of opportunities for organic growth, rig acquisitions, joint venture management and evaluation of corporate and M&A opportunities. In the 27 years prior to that, he also held various leadership and engineering positions with GlobalSantaFe Corporation’s predecessor, Santa Fe Drilling Company.

Mr. Hunter, age 54, currently serves as a Senior Advisor to Apollo Global Management, a position he has held since March 2020. He has also served as the Managing Member of Waterloo Capital Management, his solely-owned advisory platform since January of 2014. Mr. Hunter served as Senior Managing Director and head of North America for Quinbrook Infrastructure Partners, LLC from July 2016 to June 2019 where he was responsible for investing in excess of $1.1B of equity capital into wind development (Scout Clean Energy), the largest combined solar and battery energy storage project in the United States (Gemini Solar) and a standalone battery storage development platform (GlidePath Power Solutions). Prior to joining Quinbrook, Mr. Hunter was the co-founder, Managing Partner of Power Capital Partners, LLC, where he managed the corporate development, due diligence and project finance functions from July 2013 to January 2016 on behalf of the Hunt Consolidated backed entity. Prior to Power Capital Partners, Mr. Hunter was the Co-founder, Executive Vice President and Chief Financial Officer of US Power Generating Company (“USPOWERGEN”), a privately-held merchant power company that acquired, financed and operated a portfolio of five conventional power stations located in New York, New York and Boston, Massachusetts totaling 5.0 GWs of generating capacity with a total enterprise value (TEV) in excess of $5.0B at the time of the merger. Prior to USPOWERGEN, Mr. Hunter was a partner at PA Consulting Group and principally responsible for managing the global energy strategy and risk management practice. Mr. Hunter started his career as Director, physical gas trading, for El Paso Merchant Energy.

Mr. Hunter currently also serves on the boards of 4 Point Energy, Vistra Energy (a NYSE-listed fortune 200 company) and Texas Transmission Holdings, which owns 20% of Oncor Delivery Systems, a majority-owned subsidiary of Sempra Energy (a NYSE-listed fortune 100 company). Mr. Hunter has previously served as a member of the board of directors of multiple private power companies including USPOWERGEN, Homer City Generating Co., and MachGen LLC, which was sold to Talen Energy (a Riverstone backed entity) for $1.175B (TEV). Mr. Hunter has been involved in numerous corporate restructurings, Chapter 11 filings and post-bankruptcy dispositions including Illinois Power Generating (as Chief Restructuring Officer), USPOWERGEN (as the Chief Financial Officer and primary witness in the Chapter 11 proceedings), and Energy Future Holdings (as a post restructuring member of the Board of Directors of the successor entity Vistra Energy and interim Chairman of the Board of Directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pacific Drilling S.A. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

PACIFIC DRILLING S.A.

Dated: June 26, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary